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EXHIBIT 21.  LIST OF SUBSIDIARIES AND PARTNERSHIPS OF THE REGISTRANT.


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SUBSIDIARY                                           STATE OR COUNTRY OF INCORPORATION ORGANIZATION
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
Clayton Homes, Inc.                                                  Delaware
CMH Manufacturing, Inc.                                              Tennessee
CMH Homes, Inc.                                                      Tennessee
Vanderbilt Mortgage & Finance, Inc.                                  Tennessee
Clayton-Vanderbilt, Inc.                                             Arizona
Vanderbilt Property and Casualty Insurance Co., LTD                  British Virgin Islands
CMH Insurance Agency, Inc.                                           Tennessee
CMH Parks, Inc.                                                      Tennessee
CMH Capital, Inc.                                                    Delaware
Vanderbilt SPC, Inc.                                                 Delaware
CMH Services, Inc.                                                   Tennessee
CMH of KY, Inc.                                                      Kentucky
HomeFirst Agency, Inc.                                               Tennessee
Vanderbilt Life and Casualty Insurance Co., LTD                      British Virgin Islands
Eastern States Life Insurance Co., Inc.                              Turks & Caicos Islands
Midland States Life Co., Inc.                                        Turks & Caicos Islands


PARTNERSHIP
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Redwood Partners Limited                                             Colorado
Pine Lake West Associates Limited Partnership                        Georgia
CMH Management, LP                                                   Tennessee
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